                                                                   EXHIBIT 10.21
                             RESTRICTED STOCK AWARD
                               (EMPLOYEE VERSION)

         THIS RESTRICTED STOCK AWARD is made the 5th day of December, 2000 by and between American Physicians Capital, Inc. ("Company") and the undersigned ("Grantee"), pursuant to the American Physicians Capital, Inc. Stock Compensation Plan ("Plan"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

         WHEREAS, the Company desires to encourage the Grantee to make greater efforts on behalf of the Company and its Affiliates to achieve the Company's long-term business plans and objectives and to further identify the interests of Grantee with the interests of the Company's shareholders;

         WHEREAS, the Company desires to grant this restricted stock award to the Grantee pursuant to the Plan, a copy of which is attached hereto;

         NOW, THEREFORE, it is agreed between the parties as follows:

         1. GRANT OF RESTRICTED STOCK AWARD. Subject to the terms and conditions hereof, including without limitation the restrictions set forth in Section 2(a) of this Agreement, the Company hereby grants to the Grantee a total of ________________ shares of the Company's Common Stock.

         2. RESTRICTIONS ON TRANSFER OF SHARES SUBJECT TO AWARD.

            (A) The shares under the award shall not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the occurrence of the events set forth in this Section 2, at which time such restrictions shall lapse. Except as set forth below, the restrictions on such shares shall lapse as follows, if the Grantee is still employed with the Company or an Affiliate on such dates:

                                            Percentage of Award
Anniversary of Grant Date             As to Which Restrictions Lapse
- -------------------------             ------------------------------
         First                                     10%
         Second                                    15%
         Third                                     20%
         Fourth                                    25%
         Fifth                                     30%

Restrictions shall be deemed to lapse at the close of business on such anniversary date. Notwithstanding the foregoing, the restrictions set forth above shall immediately lapse in the event of any of the following events: (i) the Grantee's death or termination of employment due to

Disability or Retirement; (ii) upon a Change in Control of the Company (except as provided in Section 6.02 of the Plan); or (iii) action by the Committee to waive the remaining restricted period in its sole discretion. Upon the lapse of such restrictions, the shares under the restricted stock award granted hereunder shall be freely transferable. If the Grantee's employment with the Company or its Affiliates terminates other than under the circumstances described in clause
(i) above, any portion of the restricted stock award as to which such restrictions have not lapsed at the time of such termination shall be forfeited.

         (B) Until the lapse of all restrictions provided in Section 2(a) on the shares subject to this restricted stock award, the certificate evidencing the shares subject to the award shall carry the following restrictive legend:

            The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the American Physicians Capital, Inc. Stock Compensation Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated December 5, 2000. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of the Company.

         3. NON-ASSIGNABILITY OF AWARD. The award hereby granted shall not be transferable. No purported assignment or transfer of this award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right whatsoever. For the avoidance of doubt, the parties acknowledge that this Section 3 applies to the award itself, not to the shares subject to the award, and that the transferability of the shares subject to the award shall be governed by Section 2 of this Agreement.

         4. SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock under this Agreement is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares does not violate any of the provisions of any applicable federal or state securities law or rule, or the requirements of any stock exchange or other recognized trading market upon which the Common Stock is then listed or traded.

         5. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the shares covered by this award, the rights of the Grantee shall be adjusted as provided in
Section 6.01 of the Plan to the extent deemed necessary by the Committee.

         6. RIGHTS AS SHAREHOLDER. Subject to the restrictions and risk of forfeiture set forth in Section 2, the Grantee shall have all rights of a shareholder (including voting and dividend rights) with respect to the shares subject to the award commencing on the date on which the certificate is issued evidencing the shares subject to the award.

         7. WITHHOLDING. The Grantee authorizes the Company to withhold from his or her compensation to satisfy any income and employment tax withholding obligations in connection with the award. If the Grantee is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, the Grantee agrees to pay applicable taxes to the Company, and the Company may delay removal of the restrictive legend until proper payment of such taxes has been made by the Grantee. The Grantee may satisfy such obligations under this Section 7 by (i) tendering shares of Common Stock which shall be valued at their Fair Market Value for such purpose, provided that the shares have been held by the Grantee for at least six months prior to such election;
(ii) paying cash (in the form of a personal check, bank draft or money order) or
(iii) any combination of (i) and (ii).

         8. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the President of the Company at the Company's headquarters. All notices by the Company to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Company or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

         9. GOVERNING LAW. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to conflict of laws, and (ii) is not valid unless it has been manually signed by the Grantee and the Company.

         10. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this award and the provisions of the Plan, the provisions of the Plan shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRANTEE                                    AMERICAN PHYSICIANS CAPITAL, INC.



__________________________                 By: _______________________________
                                               William B. Cheeseman, President



                                        3